Exhibit 4.4
FOURTH SUPPLEMENTAL INDENTURE
Dated as of April 28, 2010
to
INDENTURE
Dated as of June 8, 2006
among
BJ SERVICES COMPANY
as Company,
BSA ACQUISITION LLC
as Successor Company,
BAKER HUGHES INCORPORATED,
as Parent Guarantor
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

$250,000,000 5.75% Senior Notes due 2011
$250,000,000 6.00% Senior Notes due 2018

FOURTH SUPPLEMENTAL INDENTURE
     This FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 28, 2010, among BJ Services Company, a Delaware corporation (the “Company”), as issuer under the Indenture referred to below, BSA Acquisition LLC, a Delaware limited liability company (the “Successor Company”), Baker Hughes Incorporated, a Delaware corporation (the “Parent Guarantor”), and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 8, 2006 (the “Original Indenture”), providing for the issuance of Senior Debt Securities, and furthermore has executed and delivered to the Trustee the First Supplemental Indenture, dated as of June 8, 2006 (the “First Supplemental Indenture”), providing for the issuance of its 5.75% Senior Notes due 2011 (the “2011 Notes”), the Second Supplemental Indenture, dated as of June 8, 2006 (the “Second Supplemental Indenture”), providing for the issuance of Floating Rate Senior Notes due 2008 (the “Floating Notes”), and the Third Supplemental Indenture, dated as of May 19, 2008 (the “Third Supplemental Indenture”; the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), providing for the issuance of its 6.00% Senior Notes due 2018 (the “2018 Notes” and, with the 2011 Notes, the “Notes”);
     WHEREAS, the Floating Notes are no longer outstanding;
     WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of August 30, 2009 (the “Merger Agreement”), by and among the Parent Guarantor, the Successor Company and the Company, the Company will merge with and into the Successor Company (the “Merger”), which may change its name in the future in line with the naming convention of the Parent Guarantor;
     WHEREAS, pursuant to Section 8.1 of the Indenture, the Company is required not to merge with or into the Successor Company unless (i) the Successor Company assumes all the obligations of the Company under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee, (ii) the Successor Company is a corporation (as defined in the Indenture) organized or existing under the laws of the United States, any state of the United States or the District of Columbia and (iii) immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
     WHEREAS, the Successor Company is organized and existing under the laws of the State of Delaware and is a corporation as defined in Section 1.1 of the Indenture, and thus no co-issuer is required to be added to the Indenture under Section 8.1(b) of the Indenture;

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     WHEREAS, both before and immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default has occurred and is continuing;
     WHEREAS, at the Effective Time (as defined in the Merger Agreement), the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had been named as the Company therein, and the Company will be relieved of all obligations and covenants under the Indenture and the Notes in accordance with Section 8.2 of the Indenture;
     WHEREAS, pursuant to Section 9.1(b) of the Indenture, the Trustee and the Successor Company may execute and deliver this Supplemental Indenture without the consent of any Holders to evidence the succession of the Successor Company to the Company and the assumption by the Successor Company of the covenants of the Company contained in the Indenture and to the Notes;
     WHEREAS, there are Outstanding on the date hereof Securities of two series consisting of $250,000,000 aggregate principal amount of the 2011 Notes and $250,000,000 aggregate principal amount of the 2018 Notes (the “Outstanding Securities”);
     WHEREAS, as the result of (i) the termination of the registration under the Exchange Act of the common stock of the Company pursuant to the filing of a Form 15 with the SEC on or about the Effective Time (which termination is expected to eliminate the reporting obligations of the Company pursuant to Section 13 of the Exchange Act); (ii) the filing of a Form 15 with the SEC on or about the Effective Time (which filing is expected to suspend the reporting obligations of the Company pursuant to Section 15(d) of the Exchange Act with respect to the Outstanding Securities); and (iii) the SEC not having to date adopted any rules or regulations requiring the Company to file any supplementary or periodic information, documents or reports with the SEC or the Trustee if the Company is not required to file information, documents or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, the Company is not required to file any reports with the Trustee or the SEC pursuant to the Trust Indenture Act or Section 7.4 of the Indenture (the “Existing Reporting Provision”);
     WHEREAS, the Company proposes to amend the Indenture to provide that, so long (and only so long) as the Company has no obligation to file any information, documents or reports with the Trustee or the SEC under the Trust Indenture Act or Existing Reporting Provision, the Holders of all Securities issued under the Indenture have the benefit of a guarantee by the Parent Guarantor of the obligations of the Company under such Securities (the “Parent Guarantor Provisions”);
     WHEREAS, pursuant to Section 9.1(d) of the Indenture, the Trustee and the Company may execute and deliver this Supplemental Indenture without the consent of any Holders to add the Parent Guarantor Provisions to the Indenture;
     WHEREAS, pursuant to Sections 9.1, 9.3 and 1.3 of the Indenture, the Company has delivered a request to the Trustee requesting the Trustee to join with the Company, the Successor

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Company and the Parent Guarantor in the execution of this Supplemental Indenture, accompanied by (1) Board Resolutions (x) authorizing the execution of this Supplemental Indenture and (y) approving this Supplemental Indenture, (2) an Officer’s Certificate and Opinion of Counsel, each stating that (x) the Merger and this Supplemental Indenture comply with Article Eight of the Indenture and (y) all conditions precedent in the Indenture provided for relating to the Merger have been complied with and (3) an Opinion of Counsel that the execution of this Supplemental Indenture is authorized or permitted by the Indenture; and
     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by Board Resolutions, and all acts, conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes set forth herein have been done and taken, and the execution and delivery of this Supplemental Indenture has been in all respects duly authorized.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, the Successor Company, the Parent Guarantor and the Trustee, intending to be legally bound hereby, has executed and delivered this Supplemental Indenture and hereby mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
     1. Definitions.
     (a) Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture.
     (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Assumption of Obligations; Succession.
     (a) The Successor Company hereby expressly assumes, from and after the Effective Time, all the obligations of the Company under the Notes and the Indenture with the same effect as if the Successor Company had been named as the Company in the Indenture.
     (b) The Successor Company shall, from and after the Effective Time, by virtue of the aforesaid assumption and the delivery of this Supplemental Indenture, succeed to, and be substituted for, and may exercise every right and power of, the Company, and be the “Company”, under the Indenture with the same effect as if the Successor Company had been named as the Company in the Indenture.

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     3. Additional Provision. The Indenture shall be amended, effective as of the Effective Time, to add a new ARTICLE FOURTEEN thereto to follow ARTICLE THIRTEEN, to read as set forth on Annex A hereto.
     4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.
     5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     6. Multiple Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     8. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, regardless of whether so expressed.
     9. Benefit of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Registrar, any Paying Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
     10. Acceptance by Trustee. The Trustee accepts the amendments to the Original Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Original Indenture as hereby amended, but only upon the terms and conditions set forth in the Original Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company, the Successor Company and the Parent Guarantor and, except as provided in the Original Indenture, the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.
[Signatures on following pages]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:

BJ SERVICES COMPANY

By:	/s/ J.W. Stewart
Name:	J.W. Stewart
Title:	President and Chief Executive Officer
Signature Page to Fourth Supplemental Indenture

SUCCESSOR COMPANY:

BSA ACQUISITION LLC

By:	/s/ Peter A. Ragauss
Name:	Peter A. Ragauss
Title:	President
Signature Page to Fourth Supplemental Indenture

PARENT GUARANTOR:

BAKER HUGHES INCORPORATED

By:	/s/ Peter A. Ragauss
Name:	Peter A. Ragauss
Title:	Senior Vice President and Chief Financial Officer
Signature Page to Fourth Supplemental Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President
Signature Page to Fourth Supplemental Indenture

ANNEX A
ARTICLE FOURTEEN
PARENT GUARANTEE
     Section 14.1. Parent Guarantee. So long (and only so long) as the Company is Non-Reporting, Parent Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as a “Parent Guarantee”) to each Holder of Securities of each series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, jointly and severally with each other guarantor (if any) of the Securities of that series, if any, irrespective of the validity and enforceability of this Indenture, such Securities or the obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal of and any premium or interest on such Securities, whether at maturity or on an interest payment date, by acceleration, pursuant to an offer to purchase such Securities or otherwise, and interest on the overdue principal of and interest, if any, on such Securities, if lawful, and all other obligations of the Company to the Holders of such Securities or the Trustee hereunder or thereunder shall be promptly paid in full, all in accordance with the terms hereof and thereof including all amounts payable to the Trustee under Section 6.7 hereof, and (ii) in case of any extension of time of payment or renewal of any such Securities or any of such other obligations, the same shall be promptly paid in full when due or to be performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     If the Company fails to make any payment when due of any amount so guaranteed for whatever reason, so long (and only so long) as the Company is Non-Reporting, Parent Guarantor shall be obligated, jointly and severally with each such other guarantor of the Securities of that series, if any, to pay the same immediately. Parent Guarantor hereby agrees that, so long (and only so long) as the Company is Non-Reporting, the Parent Guarantor’s obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Securities, this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Parent Guarantor. Parent Guarantor hereby waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest, notice and all demand whatsoever and covenants that, so long (and only so long) as the Company is Non-Reporting, its Parent Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities guaranteed by the Parent Guarantee, in this Indenture and in this Article Fourteen. If any Holder of Securities or the Trustee is required by any court or otherwise to return to the Company or Parent Guarantor or any Guarantor of such Securities, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or Parent Guarantor or any Guarantor of such Securities, any amount paid by the Company or Parent Guarantor or any Guarantor of such Securities to the Trustee or such Holder, this Article Fourteen, to the extent theretofore discharged with respect to the Parent Guarantee, so long (and only so long) as the Company is Non-Reporting, shall be reinstated in full force and effect. Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Securities of a series guaranteed hereby by Parent Guarantor in respect of any obligations guaranteed hereby by such Parent Guarantee until payment in full of all such obligations. Parent Guarantor further agrees that, as between Parent Guarantor, on the one hand, and the Holders of Securities and the Trustee on the other hand, (i) the maturity of the obligations guaranteed hereby by such Parent Guarantee may be accelerated as provided in Article Five hereof for the purposes of the Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) so long (and only so long) as the Company is Non-Reporting, in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Parent Guarantor, jointly and severally with any other Guarantor of such Securities, for the purpose of this Article Fourteen. In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article Five, so long (and only so long) as the Company is Non-Reporting, the Trustee may make a demand for payment on the Securities under the Parent Guarantee thereof to the extent not discharged.
     Parent Guarantor shall be subrogated to all rights of the Holder of any Securities guaranteed hereby by the Parent Guarantee against the Company in respect of any amounts paid to such Holder by Parent Guarantor pursuant to the provisions of the Parent Guarantee; provided that Parent Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and interest on all such Securities shall have been paid in full.
     The Parent Guarantee provided in this Section 14.1 shall not be valid or become obligatory for any purpose with respect to a Security unless the certificate of authentication on such Security shall have been signed by the Trustee or any duly appointed agent.
     Section 14.2. Obligations of the Parent Guarantor Unconditional. Nothing contained in this Article Fourteen or elsewhere in this Indenture or in any Security is intended to or shall impair, as between Parent Guarantor and the Holders of the Securities guaranteed by Parent Guarantor’s Parent Guarantee, the obligations of Parent Guarantor, so long (and only so long) as the Company is Non-Reporting, which are otherwise absolute and unconditional, to pay to such Holders the principal of and interest on such Securities as and when the same shall become due and payable in accordance with the provisions of Parent Guarantee or is intended to or shall affect the relative rights of such Holders and creditors of Parent Guarantor, nor shall anything herein or therein prevent the Trustee or any such Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture in respect of cash, property or securities of Parent Guarantor received upon the exercise of any such remedy.
     Upon any distribution of assets of Parent Guarantor referred to in this Article Fourteen, the Trustee, subject to the provisions of Sections 6.1 and 6.3, and the Holders of the Securities guaranteed hereby by Parent Guarantor shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to such Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of other indebtedness of Parent Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.
     Section 14.3. Article Fourteen Not To Prevent Events of Default. The payment of principal or interest on the Securities of any series by reason of any provision in this Article Fourteen shall not be construed as preventing the occurrence of an Event of Default.
     Section 14.4. No Parent Guarantee Notation. Parent Guarantor hereby agrees that its Parent Guarantee shall be evidenced by each Security authenticated and delivered by the Trustee under this Indenture (whether before or after the date this Article Fourteen became effective) and shall remain in full force and effect notwithstanding that the Parent Guarantee shall not be notated separately on any Security.
     Section 14.5. Definitions. For purposes of this Article Fourteen:
     “Non-Reporting” means, with respect to the Company, not being required to file any information, documents or reports with the Commission or the Trustee pursuant to the Trust Indenture Act or Section 7.4 hereof.
     “Parent Guarantor” means Baker Hughes Incorporated, a Delaware corporation, until a successor corporation shall have become such pursuant to Section 14.6 of this Indenture, and thereafter “Parent Guarantor” shall mean such successor corporation.
     Section 14.6. When Parent Guarantor May Consolidate or Merge. Parent Guarantor will not consolidate with or merge with or into any Person unless:

     (A) the resulting, surviving or transferee Person (if not Parent Guarantor, a Guarantor or the Company) shall be a Person organized and existing under the laws of the jurisdiction under which Parent Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume all the obligations of Parent Guarantor under its Parent Guarantee hereunder;
     (B) immediately after giving effect to such transaction or transactions, no default in the performance (i) by the Company of the covenants and conditions of this Indenture to be performed by the Company or (ii) by Parent Guarantor (including the resulting, surviving or transferee Person in such transaction or transactions) of the covenants and conditions of this Indenture to be performed by Parent Guarantor, shall have occurred and be continuing; and
     (C) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger, and, if applicable, the assumption by the resulting or surviving Person of Parent Guarantor’s obligations under its Parent Guarantee hereunder, complies with the Indenture.
     If the conditions set forth in (A), (B) and (C) above are otherwise satisfied, the consolidation or merger of Parent Guarantor with or into any Person shall not be or be deemed to be a violation, default or breach by Parent Guarantor of any of the provisions of Article Fourteen hereof.
     Section 14.7. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of principal of or interest on any Security or for any claim based on any Security or this Indenture shall be had against any director or officer or stockholder, past, present or future, of Parent Guarantor. Any such claim against any such Person is expressly waived as a condition of, and as consideration for, the Parent Guarantee and the provisions hereof.

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